Exhibit 99.1
July 28, 2005
DTE ENERGY REPORTS SECOND QUARTER EARNINGS;
REAFFIRMS 2005 EARNINGS GUIDANCE
          DETROIT — DTE Energy (NYSE:DTE) today reported 2005 second quarter earnings of $29 million, or $0.17 per diluted share, compared with reported earnings of $35 million, or $0.20 per diluted share, in the second quarter of 2004.
          Operating earnings, which exclude non-recurring items and discontinued operations, for the 2005 second quarter were $37 million, or $0.21 per diluted share, compared with 2004 second quarter operating earnings of $52 million, or $0.30 per diluted share.
          Reported earnings for the six months ended June 30, 2005, were $151 million, or $0.87 per diluted share versus $225 million or $1.31 per diluted share in 2004. Year-to-date operating earnings were $198 million, or $1.14 per diluted share, compared with $186 million, or $1.08 per diluted share in 2004. Reconciliations of reported to operating earnings for both the quarter ended and six months ended June 30, 2005 and 2004 are at the end of this news release.
          “The operating earnings of our two utilities, Detroit Edison and MichCon, have improved considerably since the second quarter of last year,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “With the implementation of new base rates at both companies, as well as our continued focus on operational excellence, these businesses are well positioned to achieve higher levels of profitability than we have seen in several years.
          “The underlying earnings power of our non-utility businesses remains strong as well,” Earley continued. “The second quarter operating results of these businesses were negatively impacted by a timing item that shifts synfuel earnings recognition to later in the year, as well as a mark-to-market loss that will reverse later this year or early next year. On a normalized basis, looking at the underlying earnings power, our non-utility businesses show year-over-year improvement.”
          In the second quarter of 2005, DTE Energy changed how it reports financial results. Previously, Detroit Edison was reported in two segments, regulated energy resources and regulated energy distribution. Since it appears that Michigan’s electric utilities will remain fully regulated for the foreseeable future, Detroit Edison will now be reported as one segment.
          The non-utility operations are now grouped into three segments, which represent the three areas of scale and future growth. Beginning with the second quarter of 2005, the company is reporting its segment information based on the following realignment:
•	Electric Utility, consisting of Detroit Edison

•	Gas Utility, primarily consisting of MichCon
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•	Non-utility Operations
•	Power and Industrial Projects, primarily consisting of synfuel projects, on-site energy services, steel-related projects, power generation with services and waste coal recovery operations

•	Unconventional Gas Production, primarily consisting of gas production operations

•	Fuel Transportation and Marketing, primarily consisting of coal transportation and marketing, gas pipelines and storage, and energy marketing and trading operations

•	Corporate & Other, primarily consisting of corporate support functions and certain energy technology investments.
          Operating earnings results for the second quarter of 2005, by business unit, were as follows:
          Electric Utility operating earnings were $0.26 per diluted share versus $0.06 per diluted share in second quarter 2004. The increase in earnings was primarily due to rate increases as a result of the Michigan Public Service Commission’s (MPSC) final rate order issued in November 2004, stronger sales due to warmer weather and the realignment of merger interest to the holding company. Partially offsetting these improvements were increased depreciation and amortization expenses resulting from recording fewer regulatory assets in the second quarter of 2005.
          Gas Utility had an operating loss of $0.01 per diluted share versus a loss of $0.16 per diluted share in second quarter 2004. Key drivers of the year-over-year improvement were rate increases as a result of the MPSC final rate order in April, the realignment of merger interest to the holding company, lower depreciation expense and operating costs.
          Non-Utility
–	Power and Industrial Projects had operating earnings of $0.12 per diluted share versus $0.31 per diluted share in second quarter 2004. Performance for the quarter was negatively affected by $0.26 per diluted share due to accounting deferrals of a portion of the gains received from the sale of interests in the company’s synfuel facilities. As a means to partially mitigate the risk of tax credit devaluation and protect synfuel cash flow, the company entered into oil price derivatives, which are marked to market until the contracts settle later in 2005. Given the continued high oil prices in the second quarter of 2005, the company recognized mark-to-market losses of $0.10 per share. In the absence of synfuel revenue deferral and mark-to-market oil price derivative losses, Power and Industrial Projects operating earnings would have been $0.36 per share higher in second quarter of 2005 than in second quarter 2004, primarily due to higher synfuel production and higher market prices for coke that the company produces at its three coke battery plants.
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–	Unconventional Gas Production operating earnings declined $0.01 per diluted share, due to lower production volumes and higher operating expenses.

–	Fuel Transportation and Marketing operating earnings improved by $0.01 per diluted share versus the same period in 2004, driven by increased business volume at the company’s trading and marketing, and coal services operations.
          Corporate & Other operating losses were $0.16 per diluted share, versus operating earnings of $0.09 per diluted share in the second quarter last year. The change was primarily due to the realignment of merger interest to the holding company and gains from the sale of Plug Power stock sold in the second quarter of 2004.
          Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
2005 Outlook
          DTE Energy reaffirmed its 2005 operating earnings guidance of $3.30 to $3.60 per diluted share.
          “Based on our year-to-date performance, we are maintaining our operating earnings guidance,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “While there are positive trends in both utilities due to recent rate cases, Detroit Edison is still partially exposed to fuel and purchased power until the residential rate caps expire in January 2006. In addition, the accounting for non-utility gas storage, which is economically hedged, can create quarterly mark-to-market moves.”
          This earnings announcement, as well as a package of detailed financial information, is available on the company’s website at www.dteenergy.com/investors.
          DTE Energy will conduct a meeting with the investment community at 8:30 a.m. EDT Friday, July 29, to discuss second quarter 2005 earnings results and to provide a general business update. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com/investors. The live telephone dial in number is (888) 889-3918. The passcode is 14154 — Anthony Earley. The internet broadcast will be archived on the company’s website.
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          DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.
           The information contained herein is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; the higher price of oil and its impact on the value of Section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost of coal and the availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility businesses; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the company. This press release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, MichCon’s and Detroit Edison’s 2004 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808
Analysts — For Further Information:
Investor Relations
(313) 235-8030

DTE Energy Company
Consolidated Statement of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in Millions, Except per Share Amounts)	2005	2004	2005	2004
Operating Revenues	$1,945	$1,501	$4,260	$3,594

Operating Expenses
Fuel, purchased power and gas	638	377	1,607	1,118
Operation and maintenance	936	851	1,840	1,633
Depreciation, depletion and amortization	216	179	424	346
Taxes other than income	89	60	180	145
Gains on sale of assets, net (1)	(19)	(61)	(95)	(111)

	1,860	1,406	3,956	3,131

Operating Income	85	95	304	463

Other (Income) and Deductions
Interest expense	129	129	257	260
Interest income	(13)	(17)	(27)	(27)
Other income	(11)	(33)	(23)	(43)
Other expenses	15	14	26	29

	120	93	233	219

Income (Loss) Before Income Taxes and Minority Interest	(35)	2	71	244

Income Tax Provision	3	18	40	93

Minority Interest (2)	(68)	(51)	(121)	(81)

Income from Continuing Operations	30	35	152	232

Loss from Discontinued Operations, net of tax	(1)	—	(1)	(7)

Net Income	$29	$35	$151	$225

Basic Earnings per Common Share
Income from continuing operations	$.17	$.20	$.87	$1.35
Discontinued operations	—	—	—	(.04)

Total	$.17	$.20	$.87	$1.31

Diluted Earnings per Common Share
Income from continuing operations	$.17	$.20	$.87	$1.35
Discontinued operations	—	—	—	(.04)

Total	$.17	$.20	$.87	$1.31

Average Common Shares
Basic	174	173	174	172
Diluted	175	174	175	172

Dividends Declared per Common Share	$.515	$.515	$1.03	$1.03

(1)	Primarily represents gains on the sale of interests in synfuel projects.

(2)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30
		2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$43	$3	A	$46	$8	$2	A	$10

Gas Utility	(51)	2	A	(2)	(38)	1	A	(28)
		4	B			9	D
		43	D

Non-utility Operations
Power and Industrial Projects	31	(11)	C	20	53	—		53
Unconventional Gas Production	—			—	2	—		2
Fuel Transportation and Marketing	—			—	(1)	—		(1)

	31	(11)		20	54	—		54

Corporate and Other	7	(34)	D	(27)	11	5	D	16

Income from Continuing Operations	30	7		37	35	17		52

Discontinued Operations	(1)	(2)	E	—	—	—		—
		3	F

Net Income	$29	$8		$37	$35	$17		$52

Adjustments key

A)	DTE2 project costs	Incremental non-recurring DTE2 project costs
B)	April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
C)	2006 oil price option	Mark to market adjustment on 2006 oil price option
D)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
E)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
F)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30
		2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.24	$0.02	A	$0.26	$0.05	$0.01	A	$0.06

Gas Utility	(.29)	0.01	A	(0.01)	(0.22)	0.01	A	(0.16)
		0.02	B			0.05	D
		0.25	D

Non-utility Operations
Power and Industrial Projects	0.18	(0.06)	C	0.12	0.31	—		0.31
Unconventional Gas Production	—	—		—	0.01	—		0.01
Fuel Transportation and Marketing	—	—		—	(0.01)	—		(0.01)

	0.18	(0.06)		0.12	0.31	—		0.31

Corporate and Other	0.04	(0.20)	D	(0.16)	0.06	0.03	D	0.09

Income from Continuing Operations	0.17	0.04		0.21	0.20	0.10		0.30

Discontinued Operations	—	(0.01)	E	—	—	—		—
		0.01	F

Net Income	$0.17	$0.04		$0.21	$0.20	$0.10		$0.30

Adjustments key

A)	DTE2 project costs	Incremental non-recurring DTE2 project costs
B)	April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
C)	2006 oil price option	Mark to market adjustment on 2006 oil price option
D)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
E)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
F)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30
		2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$98	$5	A	$103	$52	$4	A	$48
						(1)	D
						(7)	G

Gas Utility	(38)	2	A	56	33	3	A	29
		41	B			(7)	D
		51	D

Non-utility Operations
Power and Industrial Projects	99	(13)	C	86	89	—		89
Unconventional Gas Production	1	—		1	3	—		3
Fuel Transportation and Marketing	(10)	—		(10)	59	(48)	H	11

	90	(13)		77	151	(48)		103

Corporate and Other	2	(40)	D	(38)	(4)	10	D	6

Income from Continuing Operations	152	46		198	232	(46)		186

Discontinued Operations	(1)	(2)	E	—	(7)	7	E	—
		3	F

Net Income	$151	$47		$198	$225	$(39)		$186

Adjustments key

A)	DTE2 project costs	Incremental non-recurring DTE2 project costs
B)	April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
C)	2006 oil price option	Mark to market adjustment on 2006 oil price option
D)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
E)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
F)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
G)	Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order
H)	Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30
		2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.56	$0.03	A	$0.59	$0.30	$0.02	A	$0.27
						(0.01)	D
						(0.04)	G

Gas Utility	(0.22)	0.02	A	0.33	0.19	0.02	A	0.17
		0.24	B			(0.04)	D
		0.29	D

Non-utility Operations
Power and Industrial Projects	0.57	(0.08)	C	0.49	0.51	—		0.51
Unconventional Gas Production	0.01	—		0.01	0.02	—		0.02
Fuel Transportation and Marketing	(0.06)	—		(0.06)	0.35	(0.28)	H	0.07

	0.52	(0.08)		0.44	0.88	(0.28)		0.60

Corporate and Other	0.01	(0.23)	D	(0.22)	(0.02)	0.06	D	0.04

Income from Continuing Operations	0.87	0.27		1.14	1.35	(0.27)		1.08

Discontinued Operations	—	(0.01)	E	—	(0.04)	0.04	E	—
		0.01	F

Net Income	$0.87	$0.27		$1.14	$1.31	$(0.23)		$1.08

Adjustments key

A)	DTE2 project costs	Incremental non-recurring DTE2 project costs
B)	April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
C)	2006 oil price option	Mark to market adjustment on 2006 oil price option
D)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
E)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
F)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
G)	Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order
H)	Adjustment for contract termination/modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company